Exhibit 99.1
American Reprographics Company Closes $200 Million High Yield Bond Offering
WALNUT CREEK, California (December 2, 2010) – American Reprographics Company (NYSE: ARP) (the “Company” or “ARC”) today announced that on December 1, 2010, it completed a private offering of senior unsecured notes due December 15, 2016, in the aggregate principal amount of $200 million (the “Notes”). The Notes are senior unsecured obligations of the Company, and bear an interest rate of 10.5% per annum, payable semi-annually on June 15 and December 15 through the maturity date. The Notes were priced at 97.824% of par, creating a yield at issuance of 11%, and contain an optional call provision dated December 15, 2013. Customary for instruments of this type, there are no financial maintenance covenants associated with the Notes.
The Company used the net proceeds from the offering to repay its existing credit facility which was due to expire in 2012.
“I’m very pleased to have successfully concluded the offering,” said K. “Suri” Suriyakumar, Chairman, President and CEO. “Our new debt structure provides patient capital to help us position the company for success as the economy recovers, and to create long-term value for our investors. The notes enable us to capitalize on ARC’s potential without the restrictions normally associated with a conventional bank loan.”
The transaction was led by BoA Merrill Lynch, with J.P. Morgan and Wells Fargo Securities also participating as joint book-running managers. Citi was a co-manager on the transaction.
Concurrent with the offering, the Company also entered into a new 5-year, $50 million revolving credit line with Wells Fargo Bank with normal and customary terms and conditions.
Teleconference and Webcast
American Reprographics Company will host a conference call and audio webcast today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time) to review the transaction. The conference call can be accessed by dialing 877-402-8179. The conference ID number is 29350498.
A replay of this call will be available approximately one hour after the call for seven days following the call’s conclusion. To access the replay, dial 800-642-1687. The conference ID number is 29350498.
A Web archive will be made available at http://www.e-arc.com for approximately 90 days following the call’s conclusion.

About American Reprographics Company
American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management technology and services to the architectural, engineering and construction, or AEC industries. The Company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. American Reprographics Company provides its core services through its suite of reprographics technology products, a network of hundreds of locally-branded reprographics service centers across the U.S., Canada and the U.K, on-site at more than 5,000 customer locations, and through UDS, a joint-venture company headquartered in Beijing, China. The Company’s service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 138,000 active customers.
Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words such as “projects,” “expect,” “suggests,” “potential,” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Factors that could cause our actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, the current economic downturn, general economic conditions and downturn in the architectural, engineering and construction industries specifically; our ability to streamline operations and reduce and/or manage costs; competition in our industry and innovation by our competitors; our failure to anticipate and adapt to future changes in our industry; our failure to take advantage of market opportunities and/or to complete acquisitions; our failure to manage acquisitions, including our inability to integrate and merge the business operations of the acquired companies or failure to retain key personnel and customers of acquired companies; our dependence on certain key vendors for equipment, maintenance services and supplies; damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers; and our failure to continue to develop and introduce new products and services successfully. The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect our future performance, please review our periodic filings with the U.S. Securities and Exchange Commission, and specifically the risk factors set forth in our most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.
Contacts:

David Stickney	Joseph Villalta
American Reprographics Company	The Ruth Group
Phone: 925-949-5100	Phone: 646-536-7003